As filed with the Securities and Exchange Commission on October 12, 2007
Registration Statement No. 333-130074

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 9 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
13-4019460
(I.R.S. Employer Identification No.)

85 Broad Street
New York, NY 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
GOLDMAN SACHS CAPITAL II
GOLDMAN SACHS CAPITAL III
GOLDMAN SACHS CAPITAL IV
GOLDMAN SACHS CAPITAL V
GOLDMAN SACHS CAPITAL VI
(Exact Name of Each Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
20-6109939, 20-6109956, 20-6109972,
34-2036412, 34-2036414
(I.R.S. Employer Identification No.)
c/o The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004
(212) 902-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
(212) 902-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David B. Harms
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Title of each class of	Proposed maximum offering price per unit/	Amount of
securities to be registered	Proposed maximum offering price	registration fee

Debt Securities

Warrants

Purchase Contracts

Units(3)

Preferred Stock

Depositary Shares(4)	(1)(2)	$0(1)(2)

Capital Securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI

The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers(5)

Common Stock, par value $0.01 per share

Rights(6)

(1)	This registration statement covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants.

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), The Goldman Sachs Group, Inc. is deferring payment of all of the registration fee, except for $921,000 that was paid on the date of this Post-Effective Amendment No. 9 to register hereunder an additional $30,000,000,000 aggregate initial offering price of securities.

(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares and capital securities, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI (each trust is individually referred to as an “Issuer Trust” and together as the “Issuer Trusts”), or with respect to similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(6)	Each share of common stock includes one shareholder protection right as described in the registration statement under “Description of Capital Stock of The Goldman Sachs Group, Inc.”.

Explanatory Note

      This Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) is being filed solely for the purposes of registering an additional $30,000,000,000 initial offering price of securities that may be offered and sold from time to time hereunder and reflecting, in Item 14. “Other Expenses of Issuance and Distribution” in Part II, the related registration fees that have been paid with respect thereto. Accordingly, this Post-Effective Amendment No. 9 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission. No changes have been made to the prospectus that forms Part I or to any other item in Part II of the registration statement. Accordingly, they have been omitted.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

      The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and the NASD fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this registration statement:

Amount
to be paid

SEC registration fee	$6,590,585
NASD fees	75,500
Legal fees and expenses	100,000
Fees and expenses of qualification under state securities laws (including legal fees)	50,000
Accounting fees and expenses	750,000
Printing fees	1,500,000
Rating agency fees	2,000,000
Trustee’s fees and expenses	500,000
Miscellaneous	99,500

Total	$11,665,585

Item 16.   Exhibits.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Distribution Agreement for Medium-Term Notes of The Goldman Sachs Group, Inc.	**

1.2	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc.	**

1.3	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	**

1.4	Distribution Agreement for warrants of The Goldman Sachs Group, Inc., dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.	**

1.5	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.6	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.7	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	Exhibit 1.7 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.

1.8	Form of Underwriting Agreement for capital securities.	*

1.9	Underwriting Agreement for 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities, dated May 8, 2007, among Goldman Sachs Capital II, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.	Exhibit 1.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 14, 2007 and filed on May 18, 2007.

1.10	Underwriting Agreement for Floating Rate Normal Automatic Preferred Enhanced Capital Securities, dated May 8, 2007, among Goldman Sachs Capital III, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.	Exhibit 1.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 14, 2007 and filed on May 18, 2007.

2.1	Plan of Incorporation.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Agreement and Plan of Merger of The Goldman Sachs Corporation into The Goldman Sachs Group, Inc.	Exhibit 2.2 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10, 1999.

2.3	Agreement and Plan of Merger of The Goldman Sachs Group, L.P. into The Goldman Sachs Group, Inc.	Exhibit 2.3 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75213), filed on May 10, 1999.

2.4	Amendment and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.	Exhibit 2.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated October 31, 2000 and filed on November 15, 2000.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-74449), filed on March 16, 1999.

4.2	Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and Mellon Investors Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

4.3	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series A Preferred Stock.	Exhibit 3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on April 22, 2005.

4.4	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series B Preferred Stock.	Exhibit 3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on October 28, 2005.

4.5	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series C Preferred Stock.	Exhibit 4 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on October 28, 2005.

4.6	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series D Preferred Stock.	Exhibit 99.3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 23, 2006.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.7	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 99.6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

4.8	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.

4.9	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965), for the period ended February 27, 2004.

4.10	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.12	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.13	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.14	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.15	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.16	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.18	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.19	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.20	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.22	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.25	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	**

4.28	Form of senior debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.7).

4.29	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.8).

4.30	Form of Floating Rate Medium-Term Note.	Exhibit 4.3 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.31	Form on Fixed Rate Medium-Term Note.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.32	Form of Mandatory Exchangeable Note.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.33	Form of Exchangeable Note.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s registration statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.34	Specimen Master Medium-Term Note.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s registration statement on Form S-3 (No. 333-36178), filed on May 3, 2000.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.35	Form of Debt Warrant Agreement for warrants sold attached to debt securities.	*

4.36	Form of Debt Warrant Agreement for warrants sold alone.	*

4.37	Form of Warrant Agreement for universal warrants.	*

4.38	Form of put warrant (included in Exhibit 4.35).

4.39	Form of call warrant (included in Exhibit 4.35).

4.40	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on October 28, 2005.

4.41	Form of Unit Agreement, including form of unit certificate.	*

4.42	Form of Unit Agreement Without Holders’ Obligation.	*

4.43	Form of Prepaid Purchase Contract.	*

4.44	Form of Non-Prepaid Purchase contract (Issuer Sale) (to be included in Exhibit 4.45).

4.45	Form of Non-Prepaid Purchase contract (Issuer Purchase) (to be included in Exhibit 4.45).

4.46	Form of Capital Security (included as Exhibit C to Exhibits 4.10, 4.11, 4.12, 4.13 and 4.14).

4.47	Form of floating rate senior debt security.	**

4.48	Form of fixed rate senior debt security.	**

4.49	Form of universal warrant.	**

4.50	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series E Perpetual Non-Cumulative Preferred Stock.	Exhibit 99.3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.51	Certificate of Designations of The Goldman Sachs Group, Inc. relating to the Series F Perpetual Non-Cumulative Preferred Stock.	Exhibit 99.3 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.52	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.53	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.54	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.55	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.56	Stock Purchase Contract Agreement for Goldman Sachs Capital II.	Exhibit 99.6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.57	Stock Purchase Contract Agreement for Goldman Sachs Capital III.	Exhibit 99.6 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.58	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.59	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.60	Collateral Agreement for Goldman Sachs Capital II.	Exhibit 99.8 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.61	Collateral Agreement for Goldman Sachs Capital III.	Exhibit 99.8 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.62	Form of 5.593% Junior Subordinated Note (included in Exhibit 4.60).

4.63	Form of Floating Rate Junior Subordinated Note (included in Exhibit 4.61).

4.64	Forms of Capital APEX Certificate (included as Exhibit B to Exhibits 4.62 and 4.63).

4.65	Forms of Common Securities Certificate (included as Exhibit C to Exhibits 4.62 and 4.63).

4.66	Forms of Normal APEX Certificate (included as Exhibit D to Exhibits 4.62 and 4.63).

4.67	Forms of Stripped APEX Certificate (included as Exhibit E to Exhibits 4.62 and 4.63).

4.68	Form of Exchange Traded Note.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s registration statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II.	**

5.2	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital III.	**

5.3	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital IV.	**

5.4	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital V.	**

5.5	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI.	**

5.6	Opinion of Sullivan & Cromwell LLP.	**

5.7	Opinion of Sullivan & Cromwell LLP relating to 5.000% Notes due 2011 and 5.350% Notes due 2016.	**

5.8	Opinion of Sullivan & Cromwell LLP relating to floating rate senior debt securities and fixed rate senior debt securities.	**

5.10	Opinion of Sullivan & Cromwell LLP relating to 6.450% Subordinated Notes due 2036.	**

5.11	Opinion of Sullivan & Cromwell LLP relating to depositary shares representing interests in the Series D Preferred Stock.	Exhibit 5.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.

5.12	Opinion of Sullivan & Cromwell LLP relating to universal warrants.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
8.1	Tax Opinion of Sullivan & Cromwell LLP.	**

12.1	Statement re computation of ratios of earnings to fixed charges.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarter ended August 31, 2007, dated October 9, 2007 and filed on October 10, 2007.

15.1	Letter re Unaudited Interim Financial Information.	**

23.1	Consent of PricewaterhouseCoopers LLP.	Exhibit 23.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 24, 2006, dated February 5, 2007 and filed on February 6, 2007.

23.2	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.1, 5.2, 5.3, 5.4 and 5.5. above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.6, 5.7, 5.8, 5.9 and 8.1 above).

24.1	Power of Attorney.	**

24.2	Power of Attorney (included on signature page).

25.1	Statement of Eligibility of senior debt trustee.	**

25.2	Statement of Eligibility of subordinated debt trustee.	**

25.3	Statement of Eligibility of warrant trustee.	**

25.4	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.5	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

25.6	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.7	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.8	Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.9	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.10	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
25.11	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.12	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.13	Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

*	To be filed as an exhibit to a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 12th day of October, 2007.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ DAVID A. VINIAR

Name: David A. Viniar
Title: Executive Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) has been signed by the following persons in the capacities indicated on the 12th day of October , 2007.

Title	Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/	LLOYD C. BLANKFEIN*

Lloyd C. Blankfein

Director, President and Co-Chief Operating Officer	/s/	JON WINKELRIED*

Jon Winkelried

Director, President and Co-Chief Operating Officer	/s/	GARY D. COHN*

Gary D. Cohn

Director	/s/	JOHN H. BRYAN*

John H. Bryan

Director	/s/	CLAES DAHLBÄCK*

Claes Dahlbäck

Director	/s/	STEPHEN FRIEDMAN*

Stephen Friedman

Director	/s/	WILLIAM W. GEORGE*

William W. George

Director	/s/	LOIS D. JULIBER*

Lois D. Juliber

Director	/s/	EDWARD M. LIDDY*

Edward M. Liddy

Director	/s/	RUTH J. SIMMONS*

Ruth J. Simmons

Director	/s/	RAJAT K. GUPTA*

Rajat K. Gupta

Chief Financial Officer (Principal Financial Officer)	/s/	DAVID A. VINIAR

David A. Viniar

Principal Accounting Officer	/s/	SARAH E. SMITH*

Sarah E. Smith

*By:	/s/ DAVID A. VINIAR

          Name:  David A. Viniar
          Title:     Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 2007.

GOLDMAN SACHS CAPITAL II

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ ELIZABETH E. BESHEL

Name: Elizabeth E. Beshel
Title: Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 2007.

GOLDMAN SACHS CAPITAL III

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ ELIZABETH E. BESHEL

Name: Elizabeth E. Beshel
Title: Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 2007.

GOLDMAN SACHS CAPITAL IV

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ ELIZABETH E. BESHEL

Name: Elizabeth E. Beshel
Title: Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 2007.

GOLDMAN SACHS CAPITAL V

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ ELIZABETH E. BESHEL

Name: Elizabeth E. Beshel
Title: Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 9 to the Registration Statement (File No. 333-130074) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of October, 2007.

GOLDMAN SACHS CAPITAL VI

By:	The Goldman Sachs Group, Inc., as Depositor

By:	/s/ ELIZABETH E. BESHEL

Name: Elizabeth E. Beshel
Title: Treasurer